UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2020

WRAP TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000-55838	98-0551945
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1817 W 4th Street, Tempe, Arizona 85281
(Address of principal executive offices)

(800) 583-2652
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	WRTC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement.

See Item 5.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2020, Wrap Technologies, Inc. (the “Company”) announced the appointment of Thomas Smith, the Company’s President, as the Company’s Interim Chief Executive Officer, effective October 27, 2020. Mr. Smith succeeds Marc Thomas, who was appointed as the Company’s Chief Government Affairs Officer. A copy of the press release announcing the foregoing appointment is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

 In connection with his appointment as Chief Government Affairs Officer, the Company and Mr. Thomas entered into an employment agreement, dated October 29, 2020 (the “Agreement”), whereby Mr. Thomas shall be entitled to receive an annual base salary of $400,000. In addition, Mr. Thomas shall be eligible to receive an additional cash bonus (the “Annual Bonus”) based upon Mr. Thomas’s attainment of certain goals and objectives to be established by the Board or Compensation Committee, as defined in the Agreement, on an annual basis. The Agreement shall continue for a period of one year from the Effective Date, unless terminated early or further extended by the parties. The Company may terminate the Agreement at any time, with or without Cause, as such term is defined the Agreement. If the Agreement is terminated by the Company for Cause, Mr. Thomas will be entitled to Termination Amounts, as defined in the Agreement. If the Agreement is terminated by the Company without Cause, the Company shall pay Mr. Thomas: (i) the Termination Amounts; (ii) severance in the form of continuation of the Base Salary for the remaining term of the Agreement; (iii) payment of Mr. Thomas’s premiums to cover COBRA for the remaining term of the term of the Agreement; and (iv) a prorated annual bonus equal the target Annual Bonus, if any, for the year of termination multiplied by a fraction, the numerator of which shall be the number of full and partial months Mr. Thomas worked for the Company, and the denominator of which shall be the number of remaining months through the term of the Agreement.

Upon entering into the Agreement, a prior employment agreement between the Company and Mr. Thomas, dated as of July 30, 2020 (the “Prior Agreement”), was terminated and no longer in effect; however, Mr. Smith’s options to purchase common stock dated as of July 30, 2020 issued in connection with the Prior Agreement will continue in full force in accordance with their original terms and conditions.

Except as disclosed herein, there are no related party transactions between the Company and Mr. Smith, or the Company and Mr. Thomas, that would require disclosure under Item 404(a) of Regulation S-K, nor are there any further arrangements or understandings in connection with the appointment of Mr. Smith as the Company’s Interim Chief Executive Officer or the appointment of Mr. Thomas as the Company’s Chief Government Affairs Officer.

The foregoing description of the Agreement does not purport to be complete, and is qualified in its entirety by reference to the same, a copy of which is attached to this Current Report in Form 8-K as Exhibit 10.1, and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated October 29, 2020 between the Company and Marc Thomas
99.1	Press Release, dated October 29, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRAP TECHNOLOGIES, INC.

Date: October 30, 2020	By:	/s/ James A. Barnes
James A. Barnes
Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement, dated October 29, 2020 between the Company and Marc Thomas
99.1	Press Release, dated October 29, 2020